Exhibit 99.7

River Hawk Aviation Makes Changes to Board of Directors

TRAVERSE CITY, Mich., Jun 14, 2007 (BUSINESS WIRE) -- River Hawk Aviation, Inc. (PINK SHEETS: RHWA) (River Hawk) announced today that Jeffrey Shawn Taylor (Shawn) has been appointed to its Board of Directors and that he replaces James Paquette, who has resigned from the Board.

Shawn Taylor began his aviation career in 1980, earning his fixed and rotary wing ratings during his first one and one-half years. In 1984, Mr. Taylor began working with NASCAR legend Rick Hendrick and his First Team All Star Racing and in 1990 joined fellow NASCAR owner Felix Sabates. Mr. Sabates is currently a minority owner in Chip Ganassi Racing, which is currently active in the NASCAR Racing Program.

In addition to pilot services, for the past 17 years Mr. Taylor has undertaken significant management responsibilities and provided direct oversight of all flight department operations, including fleet acquisition and resale and marketing for the Sabates & Ganassi Racing Teams.

Calvin Humphrey, CEO for River Hawk, announced the Board Changes and stated, "I am pleased to welcome Shawn Taylor to the River Hawk Board. Shawn is a well respected aviation veteran and has a solid reputation within the NASCAR community. Obviously, with our recent announcement of our proposed merger with Profile Aviation Services and Profile Aviation Center and given Profile's various contracts with several NASCAR teams, we feel the addition of Mr. Taylor shows our continuing commitment and desire to serve and expand Profile's relationships with the NASCAR community of racing teams and their followers. Shawn is replacing Jim Paquette on our Board. Jim's business endeavors independent of River Hawk prevent him from continuing to serve as a Board member. However, I wish to thank Jim for his participation on our Board and I wish him well in his future endeavors."

About River Hawk Aviation, Inc.

River Hawk Aviation, Inc., is an aviation parts and components supplier in the aviation industry, currently specializing in Saab and other commuter aircraft parts and components as well as a provider of consulting services, marketing and appraisals to the aviation community. At present, the Company maintains executive offices in Michigan and also has offices and inventory warehousing in San Antonio, Texas.

The Company's plan for future growth and development will focus on the acquisition of aviation-related operating businesses and airlines that display the potential for restructuring into profitable and sustainable aviation-related growth concerns.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("the Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by the use of words as "believe", "expect", "intend", "anticipate", "project", or other similar expressions. These forward-looking statements relate to, among other things, future performance, and perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) managing acquisitions and expansion of operations; (2) our ability to obtain necessary financing and to manage existing debt; (3) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (4) the Company's ability to comply with federal, state and local government and international regulations; and (5) other factors over which we have little or no control. Further information on potential factors that could affect River Hawk Aviation, Inc. is found in the Company's Form 10-K and other documents filed with the U. S. Securities and Exchange Commission.

SOURCE: River Hawk Aviation, Inc.

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